Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Financial Highlights” in the Prospectus and “Financial Statements” in the Combined Statement of Additional Information, and to the incorporation by reference of our report dated February 25, 2020 in the Registration Statement of Hartford Series Fund, Inc. filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 133 under the Securities Act of 1933 (Form N-1A No. 333-45431)

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

April 12, 2021